Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Phathom Pharmaceuticals, Inc. 2025 Employment Inducement Incentive Award Plan of our report dated March 6, 2025, with respect to the financial statements of Phathom Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
April 3, 2025